                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                  FORM 8 - K

                                CURRENT REPORT


    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported):  March 24, 1998

                           NATIONAL STEEL CORPORATION

            (Exact name of registrant as specified in its charter)

                                   Delaware
                (State or other jurisdiction of incorporation)

        1-983                                               25-0687210
(Commission File Number)                       (IRS Employer Identification No.)


4100 Edison Lakes Parkway, Mishawaka, IN                    46545-3440
 (Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code:      219-273-7000


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                                                                    Exhibit 99.1



ITEM 5.  OTHER EVENTS


National Steel Corporation issued a press release on March 24, 1998 commenting on 1998 First Quarter estimated results and performance. A copy of this press release is attached hereto as Exhibit 99.1.


ITEM 7.  FINANCIAL STATEMENT AND EXHIBITS


Exhibit 99.1  Press release dated March 24, 1998.







                                  SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          NATIONAL STEEL CORPORATION


Date:  March 25, 1998                     By: /s/John A. Maczuzak
                                             ------------------------------
                                              John A. Maczuzak
                                              President and Chief Operating
                                              Officer

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                                                                    Exhibit 99.1


News Release
------------

Media Contact:            Leon L. Judd
                          (219) 273-7631

Analyst/Investor Contact: Joseph A. Rainis
                          (219) 273-7158


                  NATIONAL STEEL COMMENTS ON EARNINGS OUTLOOK


Mishawaka, IN, March 24, 1998--National Steel Corporation (NYSE:NS) today announced that its First Quarter 1998 results will be well below current estimates made by the analyst community and are expected to be roughly break-even.

Among those items affecting First Quarter 1998 performance are the planned major reline of a blast furnace at the Company's Great Lakes Division which began several weeks earlier than anticipated and will likely take longer to complete. This has been coupled with the effects of a late winter storm earlier this month which has negatively impacted operations, particularly at the Midwest Steel Division and an equipment failure at the National Steel Pellet operations which has affected production.

While these operating issues will have a negative impact on First Quarter 1998 results, the problems have been largely resolved and the effects will be primarily confined to the First Quarter of 1998.

All statements contained in this release, other than historical information, are forward-looking statements. A variety of factors could cause business conditions and the Company's actual results and experience to differ materially from those expected by the Company or expressed in the Company's forward-looking statements. Additional information concerning these factors is available in the Company's most recent Annual Report and Form 10-K for the year ended December 31, 1996.

Headquartered in Mishawaka, Indiana, National is the nation's fourth largest integrated steel company, with annual shipments of approximately six million tons of flat rolled products. National employs approximately 9,400 people. Visit National Steel's website at: www.nationalsteel.com.